Exhibit 99.1

Hercules Offshore Fleet Status Report

Hercules Offshore Rig Fleet Status (as of May 17, 2007)

Rig Name	Rig Design	Max. Water Depth (ft)	Current Location	Customer/ Status	Estimated Contract Expiration(1)	Contract Dayrates $000	Comments
Gulf of Mexico
Rig 11	Bethlehem JU 200 MC	200	GOM	W&T	May-07	54-56	Began work with W&T on 5/1/07 and will continue through late May. Then to Legacy for one well.

Rig 15	Baker Marine Big Foot III	85	GOM	Bois d’Arc	May-07	74-76	Actively Marketing

Rig 20	Bethlehem JU 100 MC	100	GOM	Shipyard	NA	NA	Actively Marketing

Rig 21	Pacific Coast Engineering MC	120	GOM	Chevron	Sep-07	67-69	Began new contract 4/1/07. Reprice at 90 days at +/- 15% max change.

Rig 22	Marathon LeTourneau 51-C MC	173	GOM	Chevron	Sep-07	67-69	Began new contract 4/1/07. Reprice at 90 days at +/- 15% max change.

Rig 26	Marathon LeTourneau 150-44-C	250	GOM	Shipyard	NA	NA	Undergoing significant upgrade and refurbishment. Increasing maximum water depth capability to 250’, expanding quarters capacity to 100 from 80, as well as making improvements to variable deck load and maximum drilling depth. Estimated upgrade cost of approx. $50.1MM. Expected completion July 2007. Bidding internationally.

Rig 30	Bethlehem JU 250 MS	250	GOM	Helis	Jun-07	84-86	Two wells remaining on contract plus four one-well options at mutually agreed dayrates.

International

Rig 16	Offshore Company IC	170	Mid. East	Occidental	May-08	69-70

Rig 31	Bethlehem JU 250 MS	250	India	Cairn	Oct-07	139-141	One well remaining on original contract. Cairn has exercised 2 one-well options, keeping the rig on contract through Oct 07. They have an additional 3 one-well options.

(1)	Certain information in the table, including estimated contract expiration dates, are estimates based on current arrangements with Hercules’ customers and current expectations as to the time required for completion of projects.

Hercules Offshore Liftboat Fleet Status

		April 2007
Leg Length/ Liftboat Class (Feet)	Total Number of Liftboats	Actively Marketed Liftboats(1)	Revenue Per Day Per Liftboat(2)	Operating Days	Utilization(3)	Comments
Gulf of Mexico
260	1	1	$32,728	30	100%
230	3	3	28,199	60	67%	One vessel under repair through July, one vessel in drydock during April and May.

190-215	6	6	22,110	124	69%	One vessel in drydock all of April, one vessel entering drydock late April, three vessels in drydock in May.

170	2	2	20,061	59	98%	One vessel under repair through August.

140-150	6	6	9,997	120	67%	Two vessel in drydock in April and May.

120-130	14	14	8,643	292	70%	Six vessels in drydock during April and May, one vessel in for repairs in May.

105	15	14	7,175	315	75%	Three vessels in drydock during April, one vessel in for repairs in May.

Sub-total/Average	47	46	12,582	1,000	72%

West Africa
170-215	2	2	$29,006	12	20%	Two vessels in drydock during April, one vessel in drydock during May. One vessel under contract until June with expected renewal, one vessel under contract until end of August.

140-150	4	4	11,618	120	100%	One vessel in drydock in May. Three vessels on standby(4). One vessel under contract through June and two through August.

120-130	7	7	9,746	180	86%	One vessel in drydock during April, three vessels in drydock during May. Five vessels on standby(4). Two vessels under contract through June and one through August.

105	4	4	10,487	76	63%	Two vessels in drydock during April, one in May. Two vessel on standby(4).

Sub-total/Average	17	17	11,065	388	76%

Total/Average	64	63	12,158	1,388	73%

Note:

(1)	Actively marketed liftboats excludes one cold-stacked 105’ class liftboat that is undergoing refurbishment until September 2007.
(2)	Includes reimbursables.
(3)	Utilization is defined as the total number of operating days in the period as a percentage of the total number of calendar days in the period our liftboats were actively marketed.
(4)	Nigeria vessels on standby are expected to earn 75% of normal operating rate during the periods of standby. These vessels are operating for Chevron which has temporarily suspended certain operations in Nigeria in response to unrest arising out of the recently held local and national elections.

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements concerning estimated contract expiration dates, dayrates, estimated dates for completion of repairs and upgrades and commencement dates of new contracts. Such statements are subject to a number of risks, uncertainties and assumptions, including without limitation early termination by the customer pursuant to the contract or otherwise, cancellation or completion of certain contracts earlier than expected, operational difficulties, increased or prolonged unrest in Nigeria, shipyard and other delays and other factors described in Hercules’ annual report on Form 10-K and its most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at www.sec.gov or the company’s website at www.herculesoffshore.com. Hercules cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.